UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2021
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Anshul Maheshwari as Chief Financial Officer

On April 19, 2021, SI-BONE, Inc. (the "Company") announced the appointment Anshul Maheshwari to serve as its Chief Financial Officer. In that role, Mr. Maheshwari will also serve as the Company's principal financial and accounting officer, replacing Laura Francis in those roles.

Prior to joining the Company, Mr. Maheshwari, age 41, served as Vice President of Finance and Treasurer from June 2018 and Head of Investor Relations from October 2019 for Varian Medical Systems, a cancer care company, until its acquisition by Siemens Healthineers AG in April 2021, in which roles he was responsible for treasury and risk management, capital markets, customer finance, financial and strategic planning and investor relations. From April 2013 to June 2014, Mr. Maheshwari was Manager of Investments and from June 2014 to June 2018, was Assistant Treasurer for Bechtel Corporation, an engineering and construction company, in which latter roles he was responsible for managing the global treasury operations. From November 2004 to March 2013, Mr. Maheshwari served in various client facing roles within the corporate and investment bank at Bank of America Merrill Lynch. Mr. Maheshwari received a M.B.A. from Boston College and a Bachelors of Commerce from the H.R. College of Commerce in India.

Under the terms of his Offer Letter, Mr. Maheshwari's annual base salary will be $400,000 and he is eligible to participate in the Company’s bonus plan with a target bonus of 45% of his base salary. In addition, Mr. Maheshwari is entitled to receive a sign-on bonus of $75,000. Mr. Maheshwari was granted an initial restricted stock unit to acquire 38,240 shares of the Company's common stock, which vests as to 25% on the first anniversary of the vesting commencement date with the remaining vesting quarterly over the three year period thereafter, subject to his continuous service with the Company. The restricted stock unit will be subject to earlier termination in connection with a termination of his continuous service with the Company, and will be subject to accelerated vesting in the event of a change in control of the Company and termination of Mr. Maheswhari's employment by the Company or its acquirer. The Company will also enter into its standard form of indemnification agreement with Mr. Maheshwari.

As a participant in SI-BONE’s Severance Benefit Plan, Mr. Maheshwari will receive severance benefits if SI-BONE terminates his employment without “cause” or if he resigns his employment for “good reason” within three months prior to, or within 12 months following, a “change in control” of SI-BONE (as such terms are defined in the Plan). Severance payments in connection with a change in control are as follows: (1) a lump sum cash payment equal to 12 months base salary, a lump sum cash payment of the then current annual target cash bonus, COBRA coverage for 12 months, full acceleration of vesting of all equity awards, and extension of the post-termination exercise period to two years (or the closing of the change in control if provided in the equity award or change in control agreement). In addition, in the event SI-BONE terminates Mr. Maheshwari’s employment without cause other than within three months prior to or 12 months following a change in control, he will receive severance payments as follows: (1) a lump sum cash payment equal to 12 months base salary and COBRA coverage for 12 months. To obtain benefits under the Plan, he must sign and deliver a release of liability in favor of SI-BONE.

Mr. Maheshwari has no family relationship with any of the executive officers or directors of the Company.

A copy of Mr. Maheshwari's Offer Letter Agreement, including the Severance Benefit Plan, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Changes to Senior Leadership

As previously announced on January 5, 2021, upon appointment of the new Chief Financial Officer, Laura Francis succeeded Jeffrey Dunn as Chief Executive Officer and joined the Board of Directors (the "Board"). Ms. Francis's annual base salary will be $567,000 and she is eligible to participate in the Company's bonus plan with a target bonus of 85% of her base salary. Ms. Francis was granted a restricted stock unit to acquire 32,864 shares of the Company's common stock which vests quarterly over four years, subject to earlier termination in connection with a termination of her continuous service with the Company and will be subject to accelerated vesting in the event of a change in control of the Company and termination of her employment by the Company or its acquirer.

As a participant in SI-BONE’s Severance Benefit Plan, if SI-BONE terminates her employment without “cause” or if she resigns her employment for “good reason” within three months prior to, or within 12 months following, a “change in control” of SI-BONE (as such terms are defined in the Plan), Ms. Francis will receive severance benefits as follows: (1) a lump sum cash payment equal to 18 months base salary, a lump sum cash payment of 1.5 times annual target cash bonus, COBRA coverage for 18 months, full acceleration of vesting of all equity awards, and extension of the post-termination exercise period to two years (or the closing of the change in control if provided in the equity award or change in control agreement). In addition, in the event SI-BONE terminates Ms Francis’s employment without cause other than within three months prior to or 12 months following a change in control, she will receive severance payments as follows: (1) a lump sum cash payment equal to 12 months base salary and COBRA coverage for 12 months. To obtain benefits under the Plan, she must sign and deliver a release of liability in favor of SI-BONE.

On April 20, 2021, Anthony Recupero became President, Commercial Operations. Mr. Recupero's annual base salary will be $430,000 and he is eligible to participate in the Company's bonus plan with a target bonus of 70% of his base salary. Mr. Recupero was granted a restricted stock unit to acquire 10,272 shares of the Company's common stock which vests quarterly over four years, subject to earlier termination in connection with a termination of his continuous service with the Company and will be subject to accelerated vesting in the event of a change in control of the Company and termination of her employment by the Company or its acquirer.

Changes to the Board of Directors

On April 18, 2021, the Company's Board elected Laura Francis, incoming Chief Executive Officer of the Company, as a director. On April 18, 2021, the Board also elected Helen Loh as a director and, immediately following the Company's 2021 annual stockholder meeting, as a member of the Nominating and Corporate Governance Committee of the Board. Ms. Loh is currently Senior Vice President of Marketing at Charles Schwab.

As a non-employee director Ms. Loh will receive the following compensation under the Company’s non-employee director compensation policy: (1) an annual cash retainer of $5,000 for serving as a member of the Nominating and Corporate Governance Committee; (2) an initial restricted stock unit grant to acquire 8,213 shares of the Company's common stock, which vests quarterly over three years, subject to her continuous service with the Company on each applicable vesting date; and (3) a restricted stock unit grant to acquire 234 shares of the Company's common stock, representing an annual grant of shares having an approximate value of $40,000 based on the Company's closing price as reported by the Nasdaq Global Market on the date of grant, with such amount prorated based on the portion of the year served and which vests at the 2021 annual meeting of stockholders, subject to her continuous service with the Company on the vest date. Each restricted stock unit will be subject to earlier termination in connection with a termination of the non-employee director’s continuous service with the Company and will be subject to accelerated vesting in the event of a change in control of the Company. The Company will also enter into its standard form of indemnification agreement with Ms. Loh.

On April 18, 2021, Mark J. Foley, a member of the Board since 2019, resigned from the Board effective immediately following the Company's 2021 annual stockholder meeting. Mr. Foley’s decision to resign is not the result of any disagreement with the Company. Mr. Foley will continue to serve as a director and as a member of the Compensation Committee of the Board through the Company's 2021 annual stockholder meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter dated April 12, 2021, between the Registrant and Anshul Maheshwari.
10.2	Amended and Restated Participation Agreement dated April 20, 2021, between the Registrant and Laura Francis.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	April 20, 2021	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Executive Officer